                                                                    EXHIBIT 10.2

                              CARMIKE CINEMAS, INC.
                            2004 INCENTIVE STOCK PLAN

                              NON-EMPLOYEE DIRECTOR

                           NON-INCENTIVE STOCK OPTION

                               OPTION CERTIFICATE

Carmike Cinemas, Inc., a Delaware corporation, in accordance with the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, hereby grants an Option to [DIRECTOR'S NAME], or "Director", to purchase from the Company [# OF SHARES] shares of Stock at an Option Price per share equal to [OPTION PRICE], which grant shall be subject to all of the terms and conditions set forth in this Option Certificate and in the Plan. This grant has been made as of [GRANT DATE], which shall be referred to as the "Grant Date". This Option is not intended to satisfy the requirements of Section 422 of the Code and thus shall be referred to as a "Non-ISO".

                                        CARMIKE CINEMAS, INC.


                                        By:
                                            ------------------------------------

                                        Date:
                                              ----------------------------------

                              TERMS AND CONDITIONS

     SECTION 1. PLAN. This Non-ISO grant is subject to all the terms and conditions set forth in the Plan and this Option Certificate, and all the terms in this Option Certificate which begin with a capital letter either are defined in this Option Certificate or in the Plan. If a determination is made that any term or condition set forth in this Option Certificate is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Director upon written request to the Committee designated to administer the Plan.

     SECTION 2. SECTION 16(A). If Director, at the time he or she proposes to exercise any rights under this Non-ISO, is an officer or director of the Company, or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the Exchange Act, then Director should consult the Company before he or she exercises such rights to determine whether the securities law might subject him or her to additional restrictions upon the exercise of such rights.

     SECTION 3. EXERCISE.

     (a) Date Exercisable. Subject to Section 3(b), Director shall have the right to exercise this Non-ISO in full as of the Grant Date.

     (b)  Special Rules.

          (1) Cause. If Director is removed as a member of the Board for "Cause" (as defined in Section 3(c)), Director shall forfeit his or her right under Section 3(a) to exercise all or any part of this Non-ISO at the time of his or her removal as a member of the Board.

          (2) Death or Disability. If Director's status as a member of the Board terminates by reason of his or her death or Disability (as defined in Section 3(c)), the right of Director or his or her estate (whichever is applicable) to exercise this Non-ISO shall expire on the earlier of (A) the first anniversary of the date he or she ceases to be a member of the Board, or (B) the 10th anniversary of the Grant Date.

          (3) Other Reason. If Director ceases to be a member of the Board for any reason (other than a reason described in Section 3(b)(1), Section 3(b)(2), or Section 3(b)(4)), his or her right, if any, under Section 3(a) to exercise this Non-ISO shall expire on the earlier of (A) the first anniversary of the date he or she ceases to be a member of the Board, or (B) the 10th anniversary of the Grant Date.

          (4) Transfer. If Director ceases to be a member of the Board because he or she becomes an employee of the Company or an Affiliate, he or she shall continue for purposes of the Plan and this Option Certificate to be treated as a member of the Board for as long as he or she remains an employee of the Company or an Affiliate.

          (5) Tax Treatment as Non-ISO. The Company does not intend that the special tax treatment for an ISO be available to Director upon the exercise of this Option.

     (c)  Definitions.

          (1) Affiliate. The term "Affiliate" for purposes of this Option Certificate shall mean any Subsidiary and any other organization designated as such by the Committee.

          (2) Cause. The term "Cause" for purposes of this Option Certificate shall mean:

               (a) Director is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement, or Director otherwise engages in a fraudulent act or course of conduct;

               (b) There is any act or omission by Director involving malfeasance or negligence in the performance of Director's duties and responsibilities for the Company or an Affiliate, or the exercise of Director's powers as a member of the Board, where such act or omission is reasonably likely to materially and adversely affect the Company's or an Affiliate's business;

               (c) Director violates any provision of any code of conduct adopted by the Company or an Affiliate which applies to Director and any other member of the Board if the consequence to such violation for any member of the Board ordinarily would be the removal of him or her from the Board; and

               (d) any determination that "Cause" exists under this Section 3(c)(2) shall be made in good faith by the affirmative vote of at least a majority of the members of the Committee at a meeting called and held for purposes of making such determination.

          (3) Disability. A Director will cease to be a member of the Board by reason of a "Disability" if the Committee determines that he or she no longer is able to perform the essential functions related to his or her membership on the Board as a result of a physical or mental illness with or without a reasonable accommodation by the Company or an Affiliate with respect to such illness.

     SECTION 4. LIFE OF NON-ISO. This Non-ISO shall expire and shall not be exercisable for any reason on or after the 10th anniversary of the Grant Date.

     SECTION 5. METHOD OF EXERCISE OF NON-ISO. Director may exercise this Non-ISO in whole or in part (to the extent this Non-ISO is otherwise exercisable under Section 3) on any normal business day of the Company by (1) delivering this Option Certificate to the Company, together with written notice of the exercise of such Non-ISO and (2) simultaneously paying to the Company the Option Price. The payment of such Option Price shall be made (1) in cash or by check acceptable to the Company, (2) by delivery to the Company of certificates (properly endorsed) for shares of Stock registered in Director's name which he or she has held for at least six months or an attestation by Director sufficient to the Committee that he or she then owns such shares, (3) in any combination of such cash, check, and Stock which results in payment in full of the Option Price or (4) by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. Stock, which is so tendered as payment (in whole or in part) of the Option Price shall be valued at its Fair Market Value on the date the Non-ISO is exercised.

     SECTION 6. DELIVERY. The Company shall deliver a properly issued certificate for any Stock purchased pursuant to the exercise of this Non-ISO as soon as practicable after such exercise, and such delivery shall discharge the Company of all of its duties and responsibilities with respect to this Non-ISO.

     SECTION 7. NONTRANSFERABLE. No rights granted under this Non-ISO shall be transferable by Director other than by will or by the laws of descent and distribution, and the rights granted under this Non-ISO shall be exercisable during Director's lifetime only by Director. The person or persons, if any, to whom this Non-ISO is transferred by will or by the laws of descent and distribution shall be treated after Director's death the same as Director under this Option Certificate.

     SECTION 8. NO RIGHT TO CONTINUE SERVICE. Neither the Plan, this Non-ISO, nor any related material shall give Director the right to continue to serve on the Board or shall adversely affect the right of the Company to remove Director from the Board with or without cause at any time.

     SECTION 9. STOCKHOLDER STATUS. Director shall have no rights as a stockholder with respect to any shares of Stock under this Non-ISO until such shares have been duly issued and delivered to Director, and no adjustment shall be made for dividends of any rights or any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock, except as expressly set forth in the Plan.

     SECTION 10. OTHER LAWS. The Company shall have the right to refuse to issue or transfer any shares of Stock under this Non-ISO if the Company, acting in its absolute discretion, determines that the issuance or transfer of such shares of Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Non-ISO shall be promptly refunded to Director and the Company at that point shall have the right to cancel this Non-ISO or to take such other action with respect to this Non-ISO as the Company deems appropriate under the circumstances.

     SECTION 11. GOVERNING LAW. The Plan and this Non-ISO shall be governed by the laws of the State of Delaware.

     SECTION 12. BINDING EFFECT. This Non-ISO shall be binding upon the Company and Director and their respective heirs, executors, administrators and successors.

     SECTION 13. REFERENCES. Any references to sections (Section) in this Option Certificate shall be to sections (Section) of this Option Certificate unless otherwise expressly stated as part of such reference.